                                SCHEDULE 14C/A
                                (RULE 14C-101)


                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                                 SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No.  1  )


[X]  Preliminary information statement      [_]  Confidential, for Use of
                                                 the Commission Only
                                                 (as permitted by
                                                 Rule 14c-5(d)(2))

[ ]  Definitive information statement


                          Cooper Development Company
                 --------------------------------------------
                 (Name of Registrant as Specified in Charter)



Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 011(c)(ii), or 14c-5(g)

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     Common Stock, $.10 Par Value

(2)  Aggregate number of securities to which transaction applies:

     257,142 shares of Common Stock

(3) Per unit share price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated andstate how it was determined):

         $1.50 per share of Common Stock of Cooper Development Company (the "Company"). The Company proposes to pay $1.50 per share of Common Stock in lieu of the issuance of fractional shares of Common Stock to persons who would hold less than one whole share of Common Stock after the proposed reverse stock split described in the information statement. The filing fee of $77 represents one-50th of one percent of the maximum aggregate value (approximately $385,713) of the fractional shares that may be repurchased by the Company on this basis.

(4)  Proposed maximum aggregate value of transaction:

     Approximately $385,713 (see the preceding item 3).

(5)  Total fee paid:

     $77

[_]  Fee paid previously with preliminary materials

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     $77

(2)  Form, Schedule or Registration Statement No.:

     Schedule 13E-3

(3)  Filing Party:

     Cooper Development Company

(4)  Date Filed:

     October 11, 1996.

Item 1.  INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A.

     The following cross-references indicate where the information required by the Items of Schedule 14A may be found in the information statement:

Schedule 14A Item No.                                                Location in Information Statement
------------------------------------------------------------------   -----------------------------------------
Item 1.    Date, Time and Place Information.                         Not applicable.

Item 2.    Revocability of Proxy.                                    Not applicable.

Item 3.    Dissenters' Rights of Appraisal.                          "Special Factors -- Lack of Appraisal
                                                                     Rights." (Page 20)

Item 4.    Persons Making the Solicitation.                          Cover page of Information Statement.

Item 5.    Interest of Certain Persons in                            Not applicable.
           Matters to be Voted Upon.

Item 6.    Voting Securities and Principal                           "Security Ownership of Certain Beneficial
           Holders Thereof.                                          Owners and Management." (Page 38)

Item 7.    Directors and Executive Officers.                         Not applicable.

Item 8.    Compensation of Directors and                             Not applicable.
           Executive Officers.

Item 9.    Independent Public Accountants.                           Not applicable.

Item 10.   Compensation Plans.                                       Not applicable.

Item 11.   Authorization or Issuance of                              Not applicable.
           Securities Otherwise Than
           for Exchange.

Item 12.   Modification or Exchange of                               Not applicable.
           Securities.

Item 13.   Financial and Other                                       "Financial Information."  (Page 39)
           Information.

Item 14.   Mergers, Consolidations,                                  Not applicable
           Acquisitions and Similar
           Matters.

Item 15.   Acquisition or Disposition of                             Not applicable.
           Property.

Item 16.   Restatement of Accounts.                                  Not applicable.

Item 17.   Action With Respect to                                    Not applicable.
           Reports.

Item 18.   Matters Not Required to be                                Not applicable.
           Submitted.

Item 19.   Amendment of Charter,                                     Not applicable.
           Bylaws, or Other
           Documents.

Item 20.   Other Proposed Action.                                    Not applicable.

Item 21.   Voting Procedures.                                        "Special Factors--Further Stockholder
                                                                     Approval Not Required."  (Page 20)

Item 22.   Information Required in                                   Not applicable.
           Investment Company Proxy
           Statements.

ITEM 2.    STATEMENT THAT PROXIES ARE NOT SOLICITED.

           See cover page of Information Statement.

ITEM 3.    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE
           ACTED UPON.

           (a) See "Security Ownership of Certain Beneficial Owners and Management" on Page 38 of the Information Statement.

           (b)  Not applicable.

ITEM 4.    PROPOSALS FROM SECURITY HOLDERS.

           Not applicable.

         Stockholders Should Carefully Read This Information Statement and the Accompanying Materials in their Entirety.


                             INFORMATION STATEMENT
                             REGARDING THE PROPOSED
                        ONE-FOR-500 REVERSE STOCK SPLIT
                            AND RELATED TRANSACTIONS
                                       BY
                           COOPER DEVELOPMENT COMPANY


          This Information Statement and the accompanying materials are being provided by Cooper Development Company (the "Company") and Theodore H. Kruttschnitt and Parker G. Montgomery (the "Major Stockholders") to the Company's stockholders in connection with a one-for-500 reverse stock split approved by the Company's Board of Directors on May 24, 1996. This Information Statement and such accompanying materials were first sent or given to stockholders on or about October__, 1996 to stockholders of record as of October__, 1996. As of June 13, 1996, there were 3,629,376 shares of common stock issued and outstanding held by approximately 7,560 stockholders of record. The Company expects that the reverse stock split will be effective on or about November __, 1996 (the "Effective Date").


          The Company will bear all of the costs of the preparation and dissemination of this Information Statement and the accompanying materials, which are estimated to be approximately $150,000. No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the reverse stock split or the preparation and dissemination of this Information Statement and the accompanying materials or otherwise in connection with the reverse stock split.

          Correspondence with respect to the reverse stock split should be addressed to the Secretary of the Company at the Company's principal executive office at 16160 Caputo Drive, Morgan Hill, CA 95037.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


          [PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW, DISSENTING STOCKHOLDERS WILL NOT HAVE APPRAISAL RIGHTS IF THE REVERSE STOCK SPLIT IS EFFECTED. See "The Reverse Stock Split - Lack of Appraisal Rights."]

                               TABLE OF CONTENTS

                                                                   Page

SUMMARY                                                               3

SPECIAL FACTORS                                                      10
   The Company                                                       10
   The Reverse Stock Split                                           13
   Reasons for the Reverse Stock Split                               14
   Conduct of the Company's Business
      after the Reverse Stock Split                                  17
   Further Stockholder Approval Not Required                         20
   Lack of Appraisal Rights                                          20
   Postponement or Abandonment                                       20
   Effective Time                                                    20
   Exchange of Stock Certificates;
      Cash Payments in Lieu of Fractional Shares                     21
   Financing of the Reverse Stock Split                              21
   Fairness of the Reverse Stock Split                               23
   Certain Federal Income Tax Consequences                           37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT                                              38

FINANCIAL INFORMATION                                                39

OTHER INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE               39





THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    SUMMARY


          The following summary is intended only to highlight certain information contained in this Information Statement. This summary is not complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this Information Statement and its exhibits. Stockholders are urged to read this Information Statement and its exhibits in their entirety.

THE COMPANY


          Cooper Development Company (the "Company") is primarily engaged in the development, manufacture and sale of skin care products under the Cabot(R) and Cabot(R) Vitamin E trademarks through its wholly owned subsidiary, Cabot Laboratories, Inc. ("Cabot"). Cabot's products are sold directly to drug store chains and mass volume retailers by its own regional key account managers in the United States and to exclusive distributors outside the United States.

          The Company, through its wholly owned distributor, Difa Cooper, S.p.A. ("DIFA"), an Italian corporation, manufactures and sells an antiviral product under an exclusive worldwide license to distributors outside the United States under various trademarks. DIFA also distributes skin care products, including a line of products developed by a dermatologist, which are sold under the Cosmetici Magistrali(TM) trademark. The Company also develops skin care products through its wholly owned subsidiary, Cooper Cosmetics, S.A. ("CCSA"), a Swiss corporation. CCSA develops skin care products which it licenses to independent licensees principally in Europe under the Tokalon(R) trademark. The Company, through its wholly owned subsidiary, Cooper Development S.A. ("CDSA"), a Swiss corporation, owns undeveloped real estate in Mougins, France. See "Special Factors - The Company - United States Business Operations" and "European Operations".

1995-1996 RESTRUCTURING OF CABOT


          In 1995 and 1996, the Company implemented plans to reduce its costs and improve productivity. The Company consolidated all of its United States offices and manufacturing facilities into one leased facility in Morgan Hill, California and reduced the number of employees. The Company incurred
$1,670,000 of pre tax charges relating to relocations, separations and related costs of the restructuring program, including $475,000 paid in fiscal 1995. The Company expects the balance of such payments to be completed by the end of the first quarter in 1997. There can be no assurances that the restructuring of Cabot will result in profitable operations. See "Special Factors - The Company
- 1995-1996 Restructuring".

DISPOSITIONS AND POSSIBLE DISPOSITIONS OF THE COMPANY'S ASSETS AND/OR BUSINESSES


          The Company has historically invested heavily in its operating subsidiaries to grow their businesses and relied primarily on the sales of such businesses as they grew to finance their operations. In fiscal 1995 and through June 30, 1996, the Company incurred over $11,739,000 and $3,307,000, respectively, in losses . The Company is currently focusing its efforts on developing its principal subsidiary, Cabot, and considering possible transactions which may involve the sale or disposition of one or more of its operating subsidiaries, product lines or assets to finance the continued growth of Cabot and to increase its focus on developing its core skin care business. On September 5, 1996, Cabot sold to American International Industries its cosmetic product line, including Clear Perfection corrective cosmetics and a limited line of vitamin enriched lipsticks and lipglosses, for $2,500,000.

          Although the Company had discussions in June, 1996 to sell some or all of the capital stock of DIFA to an Italian corporation, there are currently no discussions regarding such sale. The Company, through its subsidiary, CDSA, is engaged in efforts to sell four lots of undeveloped land in Mougins, France. While the Company has discussed possible transactions with third parties, it has not received any firm offers with respect to any of such possible transactions, except with respect to two undeveloped lots of real property, and there can be no assurance that the Company will be able to negotiate any of such possible transactions on terms favorable to the Company or develop Cabot into a profitable business. See "Special Factors - The Company - Possible Dispositions of the Company's Assets and/or Businesses".

THE REVERSE STOCK SPLIT


          The Standing Special Committee of the Company's Board of Directors comprised of James Gilleran and Jackson Schultz, both of whom are non employee directors and who together constitute a majority of the non-employee directors (the "Special Committee") and the Company's Board of Directors approved a proposal on May 24, 1996 and revised it on August 15, 1996 authorizing: (i) an amendment to the Company's Certificate of Incorporation effecting a one-for-500 reverse stock split of the Company's existing common stock, $0.10 par value per share ("Old Common Stock"), reducing the authorized number of shares of common stock from 10,000,000 shares to 20,000 shares, $50.00 par value ("New Common Stock"); and (ii) the payment of cash in the amount of $1.50 per share of Old Common Stock in lieu of the issuance of and the fractional shares of New Common Stock to persons who otherwise would hold fractions of a share of New Common Stock after the reverse stock split (collectively, the "Reverse Stock Split"). Each stockholder will be required to complete and submit a letter of transmittal in order to receive payments. Stockholders who have not completed and submitted a letter of transmittal will not receive payments until they have done so.


REASONS FOR THE REVERSE STOCK SPLIT

          The Special Committee and the Board of Directors authorized the Reverse Stock Split in connection with the Company's ongoing efforts to reduce costs and improve productivity. Reducing the number of its stockholders of record to less than 300 would permit the Company to discontinue the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Termination of the Company's status as a public reporting company under federal securities laws would allow the Company to achieve additional reductions in costs by reducing the general and administrative costs incurred in connection with maintaining such status.

          The Special Committee and Board of Directors believe that neither the Company nor its stockholders derive any material benefit from the continued registration of the Company's common stock under the Exchange Act, since it is no longer listed on the NASDAQ National Market System or the NASDAQ Small Cap Market. Furthermore, the Company intends to continue to provide its stockholders with financial information about the Company. The Company incurs significant direct and indirect costs, however, as a result of the requirement that it comply with the filing and reporting requirements applicable to public companies. The Special Committee and Board of Directors believe that the expense and burden to the Company of continued registration, including the requirement to file annual and quarterly reports, proxy statements and other documents with the Securities and Exchange Commission (the "SEC") significantly outweigh any benefits to the Company or its stockholders as a result of such registration because the stockholders will continue to receive the same kind of financial information that they presently receive and the Company has already been delisted from the NASDAQ National Market System and the NASDAQ Small Cap Market. The Company expects to achieve annual cost savings of at least $500,000 as a result of the Reverse Stock Split. The Company's inability to raise significant amounts of capital from stockholders other than the Major Stockholders in its 1993 rights offering (the "Rights Offering") and its current financial condition indicate that the Company is not likely in the near term to be able to raise capital in a public offering of its securities. The Special Committee and Board of Directors have determined that the Reverse Stock Split is the most cost-effective and cash-sparing method of changing the Company's status from that of a publicly held reporting company to that of a privately held non-reporting company.

          In making this determination, the Special Committee and Board of Directors considered other means of achieving this result, such as making privately or publicly negotiated purchases of outstanding shares of its common stock, including making a public tender offer for shares, but rejected these alternatives because they believed that the Reverse Stock Split would be simpler and more-cost effective, and would allow all existing stockholders an opportunity to remain stockholders of the Company.

          Stockholders who would otherwise hold less than one share of New Common Stock after the Reverse Stock Split may remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date to result in their holding at least one whole share of New

Common Stock following the Reverse Stock Split. See "Special Factors--Exchange of Stock Certificates; Cash Payments in Lieu of Shares". Because stockholders may purchase additional shares on the open market prior to the Effective Date, there can be no assurance that, even if the Reverse Stock Split is effected, the Company will reduce the number of stockholders following the Reverse Stock Split to less than 300 stockholders of record. If the Company fails to reduce the number of stockholders of record to below 300, the Company will still be a reporting company for purposes of the Exchange Act and will not realize the anticipated cost-savings that would result from ceasing to be a public reporting company. See "Special Factors--Reasons for the Reverse Stock Split."


TERMINATION OF REPORTING COMPANY STATUS

          If the Reverse Stock Split is effected, the Company expects to cease to be a reporting company under the Exchange Act and would no longer be required to file annual and quarterly reports, proxy statements and other documents with the SEC. In addition, the Company would no longer be required to comply with the proxy rules of Regulation 14A promulgated under Section 14 of the Exchange Act, and its officers, directors, and 10% or greater stockholders would no longer be subject to the reporting requirements and "short-swing" insider trading restrictions under Section 16 of the Exchange Act. Continuing stockholders would no longer be entitled to receive annual reports and proxy statements required by the Exchange Act and most likely would no longer have the benefit of a public market for their shares of the Company's common stock. See "Special Factors-- Conduct of the Company's Business after the Reverse Stock Split."


FURTHER STOCKHOLDER APPROVAL NOT REQUIRED


          The Reverse Stock Split has been approved by the written consent of the Major Stockholders, the Company's majority stockholders, dated October __, 1996. Such consent from holders of a majority of the Company's issued and outstanding shares is sufficient to approve the Reverse Stock Split under the Delaware General Corporation Law, and no other vote or consent of any other stockholders, including the vote or consent of a majority of the unaffiliated stockholders, is required or will be sought in connection with the Reverse Stock Split. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the issued and outstanding shares voting by written consent constitutes the act of stockholders. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.


LACK OF APPRAISAL RIGHTS

          Pursuant to the Delaware General Corporation Law and the Company's Certificate of Incorporation, dissenting stockholders will not have appraisal rights if the Reverse Stock Split is effected. Stockholders who believe that they may be aggrieved by the Reverse Stock Split may have other rights under federal law or common law, such as rights relating to the fairness of the Reverse Stock Split and arising from possible breaches of the fiduciary responsibilities of corporate officers, directors and stockholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.


EXCHANGE OF STOCK CERTIFICATES; CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES

          If the Reverse Stock Split is effected, the stock certificates formerly representing shares of Old Common Stock will represent the right to receive shares of New Common Stock into which they have been converted, and/or the right to receive a cash payment in lieu of shares, as the case may be, as described below. Enclosed is a Letter of Transmittal for use in exchanging stock certificates of Old Common Stock for stock certificates of New Common Stock and/or a cash payment. Stockholders should not send Letters of Transmittal to the Company, but to The First National Bank of Boston, the transfer agent and registrar for Old Common Stock.

          Each stockholder of record who holds shares of Old Common Stock should use the enclosed Letter of Transmittal to surrender his old stock certificate(s) and the shares of Old Common Stock represented thereby for a new stock certificate representing one share of New Common Stock for each 500 shares of Old Common Stock, if any, and/or a cash payment in an amount equivalent to $1.50 per share for such number of shares of Old Common Stock not divisible by 500 into a whole share of New Common Stock. Each stockholder will be required to complete and submit a Letter of Transmittal in order to receive payments. Stockholders who have not completed and submitted a Letter of Transmittal will not receive payments until they have done so. Stockholders who wish to purchase additional shares of Old Common Stock may do so on the open market prior to the Effective Date. See "Special Factors--Exchange of Stock Certificates; Cash Payments in Lieu of Fractional Shares."

PLEASE NOTE THAT ALL STOCK CERTIFICATES SENT TO THE TRANSFER AGENT SHOULD BE DULY ENDORSED FOR TRANSFER TO THE COMPANY.


FINANCING OF THE REVERSE STOCK SPLIT


          The Company estimates that it will incur transactional expenses of approximately $150,000 in connection with the Reverse Stock Split. In addition, equity will be reduced by aggregate cash payments in lieu of fractional shares of New Common Stock of approximately $385,000. The Company intends to finance such costs from the sale of assets. If necessary and agreed by the Major Stockholders, the Company may finance such costs from up to $1,000,000 of additional borrowings on the same terms as under a $2,000,000 line of credit provided by the Major Stockholders under a Note and Warrant Purchase Agreement dated May 22, 1996 (the "May Purchase Agreement") which have been authorized by the Company's Board of Directors and Special Committee. The Major Stockholders, however, have not agreed to lend additional funds to be used in connection with the Reverse Stock Split. See "Special Factors--Financing of the Reverse Stock Split."

POTENTIAL CONFLICTS OF INTEREST


          The directors of the Company are Parker G. Montgomery, the Company's President and Chairman of the Board of Directors, Theodore H. Kruttschnitt, James Gilleran and Jackson Schultz. Each of the Major Stockholders owns or controls approximately 30% of the outstanding shares of common stock. Each Director, including the Major Stockholders, has advised the Company that he intends to retain all whole shares of New Common Stock after the Reverse Stock Split. In addition each of the Major Stockholders has the right to acquire an additional 728,370 shares of the Company's common stock upon the conversion of $1,479,049 principal amount of the Company's promissory notes held by each of them (the "Notes") and the right to acquire 1,571,714 shares of common stock upon the exercise of warrants issued pursuant to that certain Note and Warrant Purchase Agreement dated November 10, 1995 between the Company and the Major Stockholders (the "November Purchase Agreement") and the May Purchase Agreement. The warrants issued under the November Purchase Agreement and the May Purchase Agreement are referred to herein as the "Prior Warrants" and the "New Warrants", respectively, and collectively as the "Warrants". If they were to convert the Notes and exercise the Warrants, Mr. Kruttschnitt and Mr. Montgomery would then own 3,389,233 shares (41.18%) and 3,389,232 shares (41.18%), respectively, of the Company's outstanding common stock. Based on the assumption that the Company will make cash payments with respect to 257,142 shares of Old Common Stock in connection with the Reverse Stock Split, the percentage ownership interest in the issued and outstanding shares of New Common Stock of each of Mr. Kruttschnitt and Mr. Montgomery will increase by approximately 8% from 30% to 32.3%. On a fully diluted basis, the percentage ownership interest in New Common Stock of Mr. Kruttschnitt and Montgomery would increase by approximately 3% from 41.18% to 42.51%. If the Major Stockholders agreed to lend, and the Company were to borrow, the additional $1,000,000 authorized for borrowing from the Major Stockholders on the same terms as under the May Purchase Agreement and, after the foregoing conversions and exercises, the Major Stockholders were to exercise the resulting additional warrants, Mr. Kruttschnitt and Mr. Montgomery would then own 3,675,090 shares (41.76%) and 3,675,089 shares (41.76%), respectively, of the Company's outstanding common stock. After the Reverse Stock Split, the conversion and exercise ratios of the Notes and Warrants, respectively, will be appropriately adjusted to reflect the Reverse Stock Split.

          The Special Committee retained an investment bank, Van Kasper & Company (the "Advisor"), to analyze the effect of the May Purchase Agreement on the Company, the Company's stockholders and the Major Stockholders. At meetings of the Special Committee and the Board of Directors on May 24, 1996, the Advisor discussed the transaction contemplated by the May Purchase Agreement and also discussed certain aspects of the Reverse Stock Split; namely: (i) the Advisor's analysis and review of the recent trading history of the Company's common stock, (ii) other reverse stock split transactions, prevailing prices and prices paid for fractional shares in such transactions, (iii) alternatives to the one-for-500 reverse stock split, (iv) brokerage transaction costs and (v) the relatively minor incremental investment needed by stockholders of the Company who wish to remain as stockholders of the Company to purchase additional shares of Old Common Stock so that they can own at least 500 shares of Old Common Stock prior to the Reverse Stock Split. The Advisor was not asked to render and did not render a verbal or written report or opinion as to the fairness of the Reverse Stock Split from a financial point of view to the stockholders of the Company.


          Neither the Special Committee nor the Board of Directors retained an unaffiliated representative to act solely on the behalf of the unaffiliated stockholders of the Company for the purposes of negotiating the terms of the Reverse Stock Split. See "Special Factors--Fairness of the Reverse Stock Split".

FAIRNESS OF THE REVERSE STOCK SPLIT


          BACKGROUND

          In March 1996, the Major Stockholders met to discuss the possibility of a "going private transaction" to reduce the costs associated with the Company being a public reporting company. At the March 18, 1996 meeting of the Board of Directors, Mr. Montgomery indicated that he and Mr. Kruttschnitt might be interested in acquiring the balance of the shares not owned by them. Messrs. Gilleran and Schultz explored the possibility further with the Major Stockholders but there was no discussion of any transaction or prices. The Major Stockholders concluded that they should form a new corporation to acquire the Company in a cash merger and jointly retained counsel independent of the Company to advise them with respect to such a transaction. No transaction involving a cash merger was ever presented to or discussed by the Board of Directors and no per share cash consideration was determined for such a contemplated transaction.



          Thereafter, the cash position of the Company worsened, thereby increasing the amount of cash that the Major Stockholders would have had to supply to both finance the Company and to carry out a cash merger. The Major Stockholders then determined that the most cash-sparing and cost-effective method of reducing the costs associated with the Company being a public reporting company would be to effect a reverse stock split which would reduce the number of stockholders below 300 and so informed the Special Committee prior to the May 24, 1996 meeting of the Board of Directors. The Major Stockholders made the proposal to effect the Reverse Stock Split to the Board of Directors and the Special Committee. As members of the Board of Directors, the Major Stockholders participated in all deliberations and voting of the Board of Directors about the proposed Reverse Stock Split and supported the recommendation of the Special Committee as to its determination of the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split.

          In May 1996, the Major Stockholders agreed to provide the Company with an additional $2,000,000 line of credit and the Special Committee retained the Advisor to assist it with respect to its analysis of the May Purchase Agreement. The Advisor discussed the terms of the May Purchase Agreement and a reverse stock split transaction with the Special Committee in telephone calls on May 21 and 22, 1996. All of the directors attended the May 24, 1996 meeting of the Board of Directors at which the Special Committee presented its recommendation with respect to the May Purchase Agreement. A representative of the Advisor was made available by telephone and answered questions with respect to the exercise price for the New Warrants. At the conclusion of the discussion with respect to the May Purchase Agreement the Advisor was asked to give his reaction to using a similar amount as the amount of the cash payment per fractional share in the Reverse Stock Split. Any connection between the Reverse Stock Split and the May Purchase Agreement was coincidental. The Special Committee and the Board of Directors considered, however, that the Advisor's analysis with respect to the determination of the exercise price of the New Warrants could also be applied to the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split. At its May 24, 1996 meetings, the Special Committee and the Board of Directors concluded that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split and the exercise price of the New Warrants should be $1.75 per share.

          In early August 1996, after continued losses from operations and worsening cash flow and a decline in the prevailing market price for the Company's common stock on the over the counter market, Mr. Montgomery telephoned the representative of the Advisor to share views on pricing particularly as it related to fairness to unaffiliated stockholders who would remain stockholders of the Company after the Reverse Stock Split. The representative of the Advisor acknowledged the changed circumstances reflected in the then current bid of $1.00 and ask of $1.50 per share of the Company's Common Stock in the over the counter market and suggested that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse

Stock Split be reduced to $1.50 per share which reflected the average price at which trades in the Company's shares had taken place during 1996. Mr. Montgomery then asked the chairman of the Special Committee, Mr. Gilleran, to discuss pricing with the Advisor. Mr. Gilleran had a telephone conversation with the representative of the Advisor and, after a telephone consultation with Mr. Schultz, recommended to the Board of Directors, on behalf of the Special Committee, that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split be reduced to $1.50 per share.

          At its August 15, 1996 meeting, the Board of Directors reconsidered the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split in light of continued losses from operations and declines in the prevailing market prices of the Company's common Stock in the over the counter market. A representative of the Advisor was available to answer questions with respect to the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split and recent and historical trading data about the Company's common stock. At its August 15, 1996 meetings, the Special Committee and the Board of Directors concluded that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split should be $1.50 per share. The May 24 and August 15, 1996 meetings of the Board of Directors were attended by all of the directors and were initiated by Mr. Montgomery.

          FAIRNESS DETERMINATIONS

          The Special Committee and the Board of Directors have reviewed and considered the terms and conditions of the Reverse Stock Split and have unanimously determined that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, the Company and its stockholders. The
Special Committee and the Board of Directors also believe that the Reverse Stock Split is financially and procedurally fair to (i) the unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company. Each of the Major Stockholders has reviewed and considered the terms and conditions of the Reverse Stock Split and has determined that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, the Company and its stockholders and is financially and procedurally fair to (i) the unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company.

          The Special Committee, Board of Directors and the Major Stockholders believe that the payment of cash in the amount of $1.50 per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split, will enable such stockholders to liquidate their shares easily and at a fair price which is at or above recent prevailing market prices of the Company's common stock. Depending upon a particular stockholder's tax basis in his shares of common stock, such stockholder may obtain a tax benefit by recognizing a loss for federal income tax purposes. See "Special Factors-- Certain Federal Income Tax Consequences." In addition, by having shares of Old Common Stock exchanged for cash by the Company, a stockholder will be able to liquidate his investment, or fraction thereof, in the Company without incurring brokerage costs which, in the case of a holder of a small quantity of Old Common Stock, could materially reduce or eliminate the actual net proceeds of sale to the stockholder.

          The Special Committee, the Board of Directors and the Major Stockholders also believe that the Reverse Stock Split is fair to the Company and to (i) the unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company because, as described above, the Special Committee, the Board of Directors and the Major Stockholders believe that the price to be paid to stockholders who receive cash in lieu of fractional shares of New Common Stock, which is at or above recent prevailing market prices, is fair in light of all the circumstances and that the Company will realize cost savings if, as a result of the Reverse Stock Split, it ceases to be a reporting company under the Exchange Act.


          Stockholders who would otherwise hold less than one full share of New Common Stock after the Reverse Stock Split may remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date to hold at least 500 shares of Old Common Stock on the Effective Date. The Special Committee, the Board of Directors and the
Major Stockholders believe that structuring the Reverse Stock Split to provide stockholders the opportunity to remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date is fairer to stockholders than structuring the reverse stock split as a one-for-10,000 (or higher) split to ensure that the Reverse Stock Split would achieve the Company's objective of terminating its obligations under the Exchange Act. See "Special Factors--Fairness of the Reverse Stock Split."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


          The Reverse Stock Split will not have any material federal income tax consequence to the Company or to stockholders who receive shares of New Common Stock in exchange for shares of Old Common Stock. In general, for federal income tax purposes stockholders who receive cash in exchange for their shares of Old Common Stock will recognize taxable capital gain or loss as a result of the transaction, provided they hold their Old Common Stock as a capital asset on the date of exchange. Any such capital gain or loss will be long-term capital gain or loss if the Old Common Stock had been held for more than one year and otherwise will be short-term capital gain or loss. THE COMPANY HAS NOT SOUGHT, AND DOES NOT INTEND TO SEEK, A RULING OF THE INTERNAL REVENUE SERVICE OR AN OPINION OF COUNSEL AS TO ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR AS TO THE LIKELY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN THAT STOCKHOLDER'S PARTICULAR CIRCUMSTANCES. See "Special Factors--Certain Federal Income Tax Consequences."

POSTPONEMENT OR ABANDONMENT OF THE REVERSE STOCK SPLIT

          The Company's Board of Directors may postpone, revise or abandon the Reverse Stock Split at any time prior to its consummation, for any reason, including, without limitation, if, in the Directors' sole judgment, consummation of the Reverse Stock Split would unduly deplete the Company's working capital or would render the Reverse Stock Split unfair to the Company and its continuing stockholders due to an adverse change in the Company's financial condition.




                                SPECIAL FACTORS

THE COMPANY


          The Company is primarily engaged in the development, manufacture and sale of skin care products under the Cabot(R) and Cabot(R) Vitamin E trademarks.


          The Company was a wholly owned subsidiary of Cooper Laboratories, Inc. prior to the consummation of an initial public offering of its common stock in August 1983. Pursuant to a plan of liquidation, Cooper Laboratories, Inc. distributed its shares of the Company's common stock to its stockholders in June 1985. The Company is a Delaware corporation and was incorporated in April 1980.

UNITED STATES OPERATIONS


          The Company, through its wholly owned subsidiary, Cabot, develops, manufactures and sells skin care products. Cabot's products are sold directly to drug store chains and mass volume retailers by its own regional key account managers in the United States and to exclusive distributors outside the United States. Cabot employed 41 full time employees at September 30, 1996, at its facility in Morgan Hill, California.

          Cabot was one of the first companies to incorporate vitamin E in its skin care product lines. Cabot offers one of the most extensive lines of vitamin E skin care products in the industry. Use of vitamin E on the skin is of increasing interest because ongoing medical and academic studies continue to support fortifying the upper layers of the skin with vitamin E. Vitamin E continues to be used topically to help neutralize free radicals formed in the environment by sunlight which may cause premature aging of the skin.

          Cabot has introduced Avalon(TM), a new clear oatmeal, into its line of skin care products. The Avalon line will include anti-itch bath soaks and body sprays and sensitive skin cleansing bars and body washes. Cabot also markets Seban(R) Solution which controls the secretion of facial oil.

          Cabot is a leader in the sales of single use skin care pacs. The Cabot Vitamin E Anti-Stress line includes face pacs, bath soaks and foot pacs. Cabot also markets hair care pacs under the Cabot and Salon Series(R) lines. Cabot plans to market additional products under the Nature(R) trademark.



EUROPEAN OPERATIONS

          The Company, through DIFA, manufactures and sells an antiviral product under an exclusive worldwide license to distributors outside the United States under various trademarks. Under the terms of the license, the Company pays a 5% royalty on sales of its antiviral product for use in the treatment of herpes zoster and tabes dorsalis and a 1.5% royalty on sales for all other uses. DIFA also distributes skin care products, including a line of products developed by a dermatologist, which are sold under the Cosmetici Magistrali(TM) trademark.

          The Company also develops skin care products through CCSA which develops skin care products for license to independent licensees principally in Europe under the "Tokalon" trademark. The Company, through CDSA, owns undeveloped real estate in Mougins, France.

1995-1996 RESTRUCTURING OF CABOT


          In 1995 and 1996, the Company implemented plans to reduce its costs and improve productivity. The Company consolidated all of its United States offices and manufacturing facilities into one leased facility in Morgan Hill, California and reduced the number of employees. The closing of the Company's Islip, New York facilities was completed by December 31, 1995. The Company has also sublet its former offices in New York City. The Company incurred $1,670,000 of pre tax charges relating to relocations, separations and related costs of the restructuring program, including $810,000 for the severance costs of 71 employees working in manufacturing, distribution and administration at the Company's Islip facilities and $585,000 related to facility leases, close down costs, and asset retirements. The Company paid $475,000 for its restructuring program in 1995 and expects such payments to be completed by the end of the first quarter in 1997. There can be no assurance that the restructuring of Cabot will result in profitable operations.

DISPOSITIONS AND POSSIBLE DISPOSITIONS OF THE COMPANY'S ASSETS AND/OR BUSINESSES


          The Company has historically invested heavily in its operating subsidiaries to grow their businesses and relied primarily on the sales of such businesses as they grew to finance their operations. In fiscal 1995 and through June 30, 1996, the Company has incurred over $11,739,000 and $3,307,000, respectively, in losses. The Company is currently focusing its efforts on developing its principal subsidiary, Cabot, and is considering possible transactions which may involve the sale or disposition of one or more of its operating subsidiaries, product lines or assets to finance the continued growth of Cabot and to increase its focus on developing its core skin care business.


          On, September 5, 1996, pursuant to an asset purchase agreement, Cabot sold to American International Industries Cabot's cosmetic product line, including Clear Perfection corrective cosmetics and a limited line of vitamin enriched lipsticks and lipglosses, and related inventory, tools and dies and intangibles for $2,500,000. The Special Committee, the Board of Directors and the Major Stockholders did not confirm their fairness determinations with respect to the Reverse Stock Split after the sale since the selling price was not significantly below the valuation of the minimum price range expected for the sale of this product line. See "Fairness of the Reverse Stock Split - Liquidation Value"

          While the Company has discussed other possible transactions with third parties, it has not received any firm offers with respect to any of such possible transactions, except with respect to certain real property as described below, and there can be no assurance that the Company will be able to negotiate any of such possible transactions on terms favorable to the Company or develop Cabot into a profitable business.

          Although the Company had discussions to sell some or all of the capital stock of DIFA to an Italian corporation, there are currently no discussions regarding such sale. The going concern value of DIFA's business is dependent on DIFA's ability to obtain at least a 30 month extension of the regulatory approvals required in Italy to continue to market DIFA's anti-viral product.

          The Company, through its subsidiary, CDSA, is engaged in efforts to sell four lots of undeveloped land in Mougins, France. The Company currently has two lots under contract and expects to realize $250,000 and $100,000, respectively, in net proceeds from the sale of these lots. While the Company expects to close the sales within the next six months, the sale of one lot is contingent upon the receipt of a building permit and there can be no assurance that the Company will be able to sell any of the four lots on terms favorable to the Company.



FURTHER INFORMATION.

          For further information with respect to the Company and its business and operations, see the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, copies of which are enclosed for your reference, and which are incorporated herein by reference.


THE REVERSE STOCK SPLIT


          The Special Committee and the Board of Directors approved the Reverse Stock Split by authorizing: (i) an amendment to the Company's Certificate of Incorporation effecting a one-for-500 reverse stock split of the Company's Old Common Stock, reducing the authorized number of shares of common stock from 10,000,000 shares to 20,000 shares, $50.00 par value per share; and
(ii) the payment of cash in the amount of $1.50 per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would otherwise hold fractions of a share of New Common Stock after the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

TRANSACTION TO BECOME A NON-REPORTING COMPANY.

          The Board of Directors and the Special Committee authorized the Reverse Stock Split in connection with the Company's ongoing efforts to reduce costs and improve productivity. Reducing the number of its stockholders of record to less than 300 would permit the Company to discontinue the registration of its common stock under the Exchange Act. Termination of the Company's status as a public reporting company under federal securities laws would allow the Company to achieve additional reductions in costs by reducing the general and administrative costs incurred in connection with maintaining such status.


          The Special Committee and the Board of Directors believe that neither the Company nor its stockholders derive any material benefit from the continued registration of the Company's common stock under the Exchange Act because the Company intends to provide stockholders with the same kind of financial information that they presently receive and the Company has already been delisted from the NASDAQ National Market System and the NASDAQ Small Cap Market. The Company incurs significant direct and indirect costs, however, as a result of the requirement that it comply with the filing and reporting requirements applicable to public companies. The Company annually incurs direct costs, including legal and accounting expenses of approximately $70,000 in years in which the minimum filings with the SEC are required. The Company also incurs indirect costs as a result of management time required to prepare and review such filings. The Company expects to achieve annual cost savings of at least $500,000 as a result of the Reverse Stock Split, resulting from anticipated reductions in personnel, directors' and officers' liability insurance premiums, fees paid to outside directors, outside accounting and legal fees, transfer agent fees, and in printing and mailing costs. The Company expects to continue to have outside directors after the Reverse Stock Split but expects that reduced activities and responsibilities will result in a reduction in directors' fees.


          The Special Committee and the Board of Directors believe that the expense and burden to the Company of continued registration, including the requirement to file annual and quarterly reports, proxy statements and other documents with the SEC significantly outweigh any benefits to the Company or its stockholders as a result of such registration since it is no longer listed on the NASDAQ National Market System or on the NASDAQ Small Cap Market. Furthermore, the Company intends to continue to provide its stockholders with periodic financial information about the Company similar to that which it currently provides. The Company does not presently intend to raise capital in the public securities markets, to use registered stock to effect acquisitions, or to avail itself of other advantages of being a public reporting company. The Company believes that its inability to raise significant amounts of capital from stockholders other than the Major Stockholders in the Rights Offering, and its current financial condition, indicate that the Company would not likely be able to raise capital in the near term in the public securities market. The Company believes that its current financial condition would make it difficult to engage an underwriter to conduct a public offering of its securities and, based on its experience in the Rights Offering, believes that few of its existing stockholders, including the Major Stockholders, would participate in a rights offering of additional securities. The Company's common stock has been delisted from the NASDAQ National Market System and from the NASDAQ Small Cap Market and is traded on the over-the-counter market.

          The Company is undertaking the Reverse Stock Split now to allow the Company to cease to incur public reporting company expenses as quickly as possible as part of the Company's overall strategy to reduce costs and to allow stockholders who receive cash in lieu of fractional shares of New Common Stock to receive, and be able to reinvest or make use of, such cash payments. The Company had not considered the Reverse Stock Split earlier in the hopes that its financial condition would improve enough to avoid additional austerity measures. The Company would not consider a later time in view of the current need to cut all expenses and conserve cash flow by all possible means. The Company has considered and adopted other cost-cutting measures in all aspects of its operations, including reducing salaries, reducing headcount, consolidating operations, closing facilities, negotiating discounts from vendors and suppliers of goods and services, selling assets and undertaking the Reverse Stock Split. See "The Company - 1995-1996 Restructuring - Dispositions and Possible Dispositions of the Company's Assets and/or Businesses".


FORM OF TRANSACTION.

          The Special Committee and the Board of Directors have determined that the Reverse Stock Split is the most cost-effective method of changing the Company's status from that of a publicly held reporting company to that of a privately held non-reporting company. In making this determination, the Special Committee and the Board of Directors considered other means of achieving this result, but rejected these alternatives because they believed that the Reverse Stock Split would be simpler and more-cost effective. In addition, the Reverse Stock Split would allow existing stockholders who would otherwise hold less than one share of New Common Stock after the Reverse Stock Split to remain stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date. The Special Committee and the Board of Directors considered effecting a reverse stock split that would effect a greater reduction in the number of stockholders or making privately or publicly negotiated purchases of outstanding shares of its common stock, including making a public tender offer for such shares, or effecting a merger in which the Company's public stockholders would receive cash instead of stock in the surviving corporation. The Special Committee and the Board of Directors rejected these alternatives as impracticable in light of the Company's current financial condition and Cabot's capital requirements, and because the Board of Directors believed that the Reverse Stock Split would be simpler and less expensive to effect and because the Reverse Stock Split would allow existing stockholders to remain stockholders after the Reverse Stock Split by purchasing additional shares of Old Common Stock. In addition, the Special Committee and the Board of Directors considered that, in the case of a merger, the Delaware General Corporation Law would afford dissenting stockholders appraisal rights that they would not be entitled to in the case of the Reverse Stock Split. The Special Committee and the Board of Directors believe that the availability of appraisal rights could unduly increase the complexity and potential cost of becoming a non-reporting company without materially benefiting any dissenting stockholders.

POTENTIAL BENEFITS OF TRANSACTION TO BECOME A NON-REPORTING COMPANY MAY NOT BE REALIZED

          Stockholders who would otherwise hold less than one share of New Common Stock after the Reverse Stock Split may remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market to hold at least 500 shares of Old Common Stock on the Effective Date. See "Special Factors--Exchange of Stock Certificates; Cash Payments in Lieu of Fractional Shares". Because stockholders may purchase additional shares on the open market prior to the Effective Date, there can be no assurance that, even if the Reverse Stock Split is effected, the Company will reduce the number of record stockholders following the Reverse Stock Split to less than 300 stockholders of record. If the Company fails to reduce the number of stockholders of record to below 300, the Company will still be a reporting company for purposes of the Exchange Act and will not realize the anticipated cost savings that would result from ceasing to be a public reporting company.


          Based on the assumption that the number of stockholders who reduce the number of shares they hold prior to the Effective Date from holdings of more than 500 shares to holdings of less than 500 shares will offset the number of stockholders who increase the number of shares they hold prior to the Effective Date from holdings of less than 500 shares to holdings of greater than 500 shares or multiples of 500 shares, the Company expects that approximately 100 stockholders will remain after the Reverse Stock Split.

RULE 13e-3 TRANSACTION STATEMENT.

          In connection with the Reverse Stock Split, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3. See "Other information; Documents Incorporated by Reference".

CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT

NO EFFECT ON CONTINUING BUSINESS AND OPERATIONS.


          The Company believes that the Reverse Stock Split will not have any effect on its business and operations and expects to continue to conduct such business and operations as they are currently being conducted. The Company expects to achieve annual cost savings of at least $500,000 as a result of the Reverse Stock Split, resulting from anticipated reductions in personnel, directors' and officers' liability insurance premiums, fees paid to outside directors, outside accounting and legal fees, transfer agent fees, and in printing and mailing costs. The Company's ability to raise capital on the public securities market may be reduced or curtailed but the Company believes that its current financial condition make it unlikely that the Company would be able to raise capital in the public securities market. The Company will continue to explore ways of raising working capital through the sale of assets and/or businesses, including, but not limited to, (i) the possible sale of the Company's French real estate and (ii) the possible sale or disposition of DIFA.


          If the Reverse Stock Split is effected, stockholders holding less than 500 shares of Old Common Stock on the Effective Date will receive cash payments in lieu of fractional shares of New Common Stock and will not remain as stockholders of the Company and therefore will not participate in any future earnings or growth of the Company or in the sale or disposition of any of its businesses or assets. Stockholders holding at least 500 shares of Old Common Stock on the Effective Date will remain as stockholders and will retain all of the rights and benefits possessed by stockholders prior to the Reverse Stock Split except those resulting from the Company's status as a publicly held reporting company under the Exchange Act. In addition, such stockholders may no longer have the benefit of a public market for the Company's New Common Stock. The Company intends to continue to provide such stockholders with the same type of financial information that they currently receive. Based on the assumption that the Company will make cash payments with respect to 257,142 shares of Old Common Stock in connection with the Reverse Stock Split, the percentage ownership interest of each stockholder who will remain a stockholder of the Company and who does not purchase any additional shares of Old Common Stock prior to the Reverse Stock Split will increase by approximately 8%.

          The Major Stockholders will remain as stockholders of the Company and will retain all of the rights and benefits possessed by stockholders prior to the Reverse Stock Split except those resulting from the Company's status as a publicly held reporting company under the Exchange Act. In addition, the Major Stockholders may no longer have the benefit of a public market for the Company's New Common Stock. After the Reverse Stock Split, the Major Stockholders would no longer be subject to the reporting requirements and "short swing" insider trading regulations under Section 16 of the Exchange Act. Based on the assumption that the Company will make cash payments with respect to 257,142 shares of Old Common Stock in connection with the Reverse Stock Split, the percentage ownership interest in the issued and outstanding shares of New Common Stock of each of the Major Stockholders will increase by approximately 8% from 30% to 32.3%. On a fully diluted basis, the percentage ownership interest in New Common Stock of each of the Major Stockholders would increase by approximately 3% from 41.18% to 42.51%. At June 30, 1996, the interest in the net book value of the Company in absolute and percentage terms would increase from approximately ($2,300,000) to approximately ($2,500,000) and by approximately 8%, respectively, and the interest in the net earnings of the Company in absolute and percentage terms would increase from approximately ($992,000) to approximately ($1,070,000) and by approximately 8%, respectively. See "Fairness of the Reverse Stock Split - Potential Conflicts of Interest".

TERMINATION OF REPORTING COMPANY STATUS.


          If the Reverse Stock Split is effected, the Company expects to cease to be a reporting company under the Exchange Act. As a result, the Company would no longer file annual and quarterly reports, proxy statements, and other documents with the SEC. In addition, the Company would no longer be required to comply with the proxy rules of Regulation 14A promulgated under Section 14 of the Exchange Act, and its officers, directors and 10%-or-greater stockholders would no longer be subject to the reporting requirements and "short-swing" insider trading restrictions under Section 16 of the Exchange Act. Continuing stockholders would no longer be entitled to receive annual reports and proxy statements required by the Exchange Act and would most likely no longer have the benefit of a public market for their shares of the Company's common stock. In light of the listing requirements of stock exchanges, including the NASDAQ National Market System and the NASDAQ Small Cap Market, that a class of listed security must be registered pursuant to Section 12 of the Exchange Act, it is unlikely that a public market will develop for the Company's New Common Stock. The Company intends to continue to provide such stockholders with the same type of financial information that they currently receive.

EFFECTS OF REVERSE STOCK SPLIT ON THE COMPANY,

CHANGES TO AUTHORIZED CAPITAL STOCK; TERMS OF STOCK UNCHANGED.

          If the Reverse Stock Split is effected, the number of authorized shares of the Company's common stock will be reduced from 10,000,000 shares, $0.10 par value, to 20,000 shares, $50.00 par value. Apart from such changes, the terms of the New Common Stock will remain the same as those of the Old Common Stock.

CHANGES IN PROPORTIONATE STOCK OWNERSHIP AND SHARE VALUES.


          Stockholders who remain stockholders of the Company after the Reverse Stock Split are likely to experience a slight increase in their percentage stock ownership in the Company as a result of the exchange of shares of Old Common Stock for a cash payment of $1.50 per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock. The extent of such increase will depend on the number of such shares exchanged and the number of such shares, if any, that are purchased by other stockholders on the open market prior to the Effective Date. The use of Company funds to pay for fractional shares of New Common Stock and to pay the transactional costs of the Reverse Stock Split will cause a decrease in the Company's assets of approximately $535,000 if no stockholders purchase additional shares of Old Common Stock on the open market prior to the Effective Date.

POSSIBLE EXTRAORDINARY TRANSACTIONS.


          Other than as described in this Information Statement with respect to
(i) the possible sale of the Company's French real estate, (ii) the possible sale or disposition of DIFA and (iii) the possible borrowing of $1,000,000 from the Major Stockholders, the Company has no current plan to effect any extraordinary corporate transaction, such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, change in its present Board of Directors or management, or change in dividend rate or policy, indebtedness, or capitalization, or otherwise to effect any material change in its corporate structure or business. The Company also has no current plans to engage in any public offering of shares of common stock or other securities. There is no assurance, however, that the Company will not form an intention to engage in any of the foregoing transactions in the future or that it will be able to negotiate any or all of the contemplated transactions on terms favorable to the Company. Stockholders holding less than 500 shares of Old Common Stock on the Effective Date will not continue as stockholders of the Company and will not participate in the benefits of any such transactions or in any future growth of the Company.

FURTHER STOCKHOLDER APPROVAL NOT REQUIRED


          The Reverse Stock Split has been approved by the written consent of the Major Stockholders. Such consent is sufficient to approve the Reverse Stock Split under the Delaware General Corporation Law and the Company's Certificate of Incorporation, and no other vote or consent of stockholders is required or will be sought in connection with the Reverse Stock Split. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the issued and outstanding shares voting by written consent constitute the act of stockholders. ACCORDINGLY, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.


LACK OF APPRAISAL RIGHTS


          Pursuant to the Delaware General Corporation Law and the Company's Certificate of Incorporation, dissenting stockholders are not entitled to appraisal rights if the Reverse Stock Split is effected and no appraisal rights will be voluntarily accorded by the Company to its stockholders in connection with the Reverse Stock Split. Stockholders who believe that they may be aggrieved by the Reverse Stock Split may have other rights under federal law or common law, such as rights relating to the fairness of the Reverse Stock Split and arising from possible breaches of the fiduciary responsibilities of corporate officers, directors, and stockholders. The nature and extent of such rights, if any, may vary depending upon the facts and circumstances.


POSTPONEMENT OR ABANDONMENT

          The Company's Board of Directors may postpone, revise or abandon the Reverse Stock Split at any time prior to its consummation, for any reason, including, without limitation, if, in the Directors' sole judgment, consummation of the Reverse Stock Split would unduly deplete the Company's working capital or would render the Reverse Stock Split unfair to the Company and its continuing stockholders due to an adverse change in the Company's financial condition.

EFFECTIVE TIME

          Subject to the rights of the Board of Directors to postpone or abandon the Reverse Stock Split, the Reverse Stock Split will be effected by filing an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State and will be effective upon such filing. The form of the proposed amendment to the Company's Certificate of Incorporation is set forth as Exhibit A to this Information Statement. The Company intends to file the amendment to its Certificate of Incorporation on or about November __, 1996, the Effective Date.

EXCHANGE OF STOCK CERTIFICATES; CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES

LETTER OF TRANSMITTAL.

          If the Reverse Stock Split is effected, the stock certificates formerly representing shares of Old Common Stock will represent the right to receive the shares of New Common Stock into which they have been converted, and/or the right to receive a cash payment in lieu of fractional shares of New Common Stock, as the case may be, as described below. Enclosed is a Letter of Transmittal for use in exchanging stock certificates of Old Common Stock for stock certificates of New Common Stock and/or a cash payment. Stockholders should not send Letters of Transmittal to the Company, but to The First National Bank of Boston, the transfer agent and registrar for Old Common Stock.


          Each stockholder of record who holds shares of Old Common Stock should use the enclosed Letter of Transmittal to surrender his old stock certificate(s) and the shares of Old Common Stock represented thereby for a new stock certificate representing one share of New Common Stock for each 500 shares of Old Common Stock, if any, and/or a cash payment in an amount equivalent to $1.50 per share for such number of shares of Old Common Stock not divisible by 500 into a whole share of New Common Stock. Each stockholder will be required to complete and submit a Letter of Transmittal in order to receive payments. Stockholders who have not completed and submitted a Letter of Transmittal will not receive payments until they have done so. Stockholders who wish to purchase additional shares of Old Common Stock may do so on the open market prior to the Effective Date.

PLEASE NOTE THAT ALL STOCK CERTIFICATES SENT TO THE TRANSFER AGENT SHOULD BE DULY ENDORSED FOR TRANSFER TO THE COMPANY.


FINANCING OF THE REVERSE STOCK SPLIT


          The Company estimates that it will incur transactional expenses of approximately $150,000 in connection with the Reverse Stock Split (consisting primarily of legal and accounting fees of approximately $50,000, investment banking fees of $10,000, printing and mailing expenses of approximately $20,000, transfer agent fees of approximately $60,000 and miscellaneous expenses of approximately $10,000, including SEC filing fees of approximately $77). In addition, equity will be reduced by aggregate cash payments in lieu of fractional shares of New Common Stock of approximately $385,000. Such cash payments in lieu of fractional shares of New Common Stock have been estimated based on the assumption that all stockholders holding less than 500 shares of Old Common Stock will elect to receive cash rather than purchase prior to the Effective Date additional shares of Old Common Stock on the open market to remain stockholders after the Reverse Stock Split. The

Major Stockholders and the other Directors have advised the Company that they intend to retain all shares of New Common Stock to be owned or controlled by them. To the extent that stockholders increase their holdings of Old Common Stock to become holders of New Common Stock after the Reverse Stock Split, the reduction in the Company's equity would be reduced. The Company intends to finance such costs from the sale of assets. If necessary and agreed by the Major Stockholders, the Company may finance such costs from up to $1,000,000 of additional borrowings on the same terms as under a $2,000,000 line of credit provided by the Major Stockholders under the May Purchase Agreement which have been authorized by the Company's Board of Directors and Special Committee. The Major Stockholders, however, have not agreed to lend additional funds to be used in connection with the Reverse Stock Split. The Company's Board of Directors may, however, postpone, revise or abandon the Reverse Stock Split at any time prior to its consummation, for any reason, including, without limitation, if, in the Directors' sole judgment, consummation of the Reverse Stock Split would unduly deplete the Company's working capital or would render the Reverse Stock Split unfair to the Company and its stockholders due to an adverse change in the Company's financial condition.

          Since 1993, the Company has been dependent on the sale of assets and borrowings from the Major Stockholders for working capital. On May 22, 1996, the Company entered the May Purchase Agreement with the Major Stockholders, which provides for the establishment of a $2,000,000 line of credit in favor of the Company. Of the line of credit, $1,000,000 can be drawn down by the Company from each Major Stockholder in $500,000 increments. Amounts drawn down are due on December 31, 2000 and bear interest at the rate of 12% per annum. As consideration for the establishment of the line of credit, the Company issued warrants to each of the Major Stockholders to purchase 285,714 shares of common stock of the Company. In addition, for each $1,000 borrowed by the Company from a Major Stockholder under the line of credit, the Company agreed to issue to such lender warrants to purchase an additional 286 shares of common stock. The exercise price of the warrants is $1.75 per share. The line of credit is secured by a pledge of all of the issued and outstanding capital stock of Cabot.


          The transactions covered by the May Purchase Agreement were negotiated and approved by the Special Committee, with the assistance of the Advisor. The Company has used amounts drawn under the lines of credit to repay existing accounts payable and for working capital. As of September 5, 1996, the Company had drawn $2,000,000 under the line of credit and had issued warrants to purchase 286,000 shares of its common stock to each of the Major Stockholders. In addition, the Special Committee has authorized up to an additional $1,000,000 of borrowings from the Major Stockholders on the same terms and conditions as the borrowings under the May Purchase Agreement. Again, the Major Stockholders, however, have not agreed to lend additional funds to be used in connection with the Reverse Stock Split. The Company has no present plans to repay the line of credit provided under the May Purchase Agreement other than as provided by its terms.

FAIRNESS OF THE REVERSE STOCK SPLIT


BACKGROUND

          In March 1996, the Major Stockholders met to discuss the possibility of a "going private transaction" to reduce the costs associated with the Company being a public reporting company. At the March 18, 1996 meeting of the Board of Directors, Mr. Montgomery indicated that he and Mr. Kruttschnitt might be interested in acquiring the balance of the shares not owned by them. Messrs. Gilleran and Schultz explored the possibility further with the Major Stockholders but there was no discussion of any transaction or prices. The Major Stockholders concluded that they should form a new corporation to acquire the Company in a cash merger and jointly retained counsel independent of the Company to advise them with respect to such a transaction. No transaction involving a cash merger was ever presented to or discussed by the Board of Directors and no per share cash consideration was determined for such a contemplated transaction.


          Thereafter, the cash position of the Company worsened, thereby increasing the amount of cash that the Major Stockholders would have had to supply to both finance the Company and to carry out a cash merger. The Major Stockholders then determined that the most cash-sparing and cost-effective method of reducing the costs associated with the Company being a public reporting company would be to effect a reverse stock split which would reduce the number of stockholders below 300 and so informed the Special Committee prior to the May 24, 1996 meeting of the Board of Directors. The Major Stockholders made the proposal to effect the Reverse Stock Split to the Board of Directors and the Special Committee. As members of the Board of Directors, the Major Stockholders participated in all deliberations and voting of the Board of Directors about the proposed Reverse Stock Split and supported the recommendation of the Special Committee as to its determination of the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split.

          In May 1996, the Major Stockholders agreed to provide the Company with an additional $2,000,000 line of credit and the Special Committee retained the Advisor to assist it with respect to its analysis of the May Purchase Agreement. The Advisor discussed the terms of the May Purchase Agreement and a reverse stock split transaction with the Special Committee in telephone calls on May 21 and 22, 1996. All of the directors attended the May 24, 1996 meeting of the Board of Directors at which the Special Committee presented its recommendation with respect to the May Purchase Agreement. A representative of the Advisor was made available by telephone and answered questions with respect to the exercise price for the New Warrants. At the conclusion of the discussion with respect to the May Purchase Agreement the Advisor was asked to give his reaction to using a similar amount as the amount of the cash payment per share in the Reverse Stock Split. Any connection between the

Reverse Stock Split and the May Purchase Agreement was coincidental. The Special Committee and the Board of Directors considered, however, that the Advisor's analysis with respect to the determination of the exercise price of the New Warrants could also be applied to the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split. At its May 24, 1996 meetings, the Special Committee and the Board of Directors concluded that cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split and the exercise price of the warrants to be issued in connection with the May Purchase Agreement should be $1.75 per share.


          In early August 1996, after continued losses from operations and worsening cash flow and a decline in the prevailing market price for the Company's common stock on the over the counter market, Mr. Montgomery telephoned the representative of the Advisor to share views on pricing particularly as it related to fairness to unaffiliated stockholders who would remain stockholders of the Company after the Reverse Stock Split. The representative of the Advisor acknowledged the changed circumstances reflected in the then current bid of $1.00 and ask of $1.50 per share of the Company's Common Stock in the over the counter market and suggested that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split be reduced to $1.50 per share which reflected the average price at which trades in the Company's shares had taken place during 1996. Mr. Montgomery then asked the chairman of the Special Committee, Mr. Gilleran, to discuss pricing with the Advisor. Mr. Gilleran had a telephone conversation with the representative of the Advisor and, after a telephone consultation with Mr. Schultz, recommended to the Board of Directors, on behalf of the Special Committee that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split be reduced to $1.50 per share.

          At its August 15, 1996 meeting, the Board of Directors reconsidered the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split in light of continued losses from operations and declines in the prevailing market prices of the Company's Common Stock in the over the counter market. A representative of the Advisor was available to answer questions with respect to the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split and recent and historical trading data about the Company's common stock. At its August 15, 1996 meetings, the Special Committee and the Board of Directors concluded that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split should be $1.50 per share. The May 24 and August 15, 1996 meetings of the Board of Directors were attended by all of the directors and were initiated by Mr. Montgomery.

FAIRNESS DETERMINATIONS

          The Special Committee and the Board of Directors have reviewed and considered the terms and conditions of the Reverse Stock Split and have unanimously determined that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, the Company and its stockholders. The Special Committee and the Board of Directors also believe that the Reverse Stock Split is financially and procedurally fair to (i) the unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company. Each of the Major Stockholders has reviewed and considered the terms and conditions of the Reverse Stock Split and has determined that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, the Company and its stockholders and is financially and procedurally fair to (i) the unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company.

          The Special Committee, Board of Directors and the Major Stockholders believe that the payment of cash in the amount of $1.50 per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split, will enable such stockholders to liquidate their shares easily and at a fair price which is at or above recent prevailing market prices of the Company's common stock. Depending upon a particular stockholder's tax basis in his shares of common stock, such stockholder may obtain a tax benefit by recognizing a loss for federal income tax purposes. See "Special Factors-- Certain Federal Income Tax Consequences." In addition, by having shares of Old Common Stock exchanged for cash by the Company, a stockholder will be able to liquidate his investment, or fraction thereof, in the Company without incurring brokerage costs which, in the case of a holder of a small quantity of Old Common Stock, could materially reduce or eliminate the actual net proceeds of sale to the stockholder.

          The Special Committee, the Board of Directors and the Major Stockholders also believe that the Reverse Stock Split is fair to the Company and to (i) the unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company because, as described above, the Special Committee, the Board of Directors and the Major Stockholders believe that the price to be paid to stockholders who receive cash in lieu of fractional shares of New Common Stock, which is at or above recent prevailing market prices, is fair in light of all the circumstances and that the Company will realize cost savings if, as a result of the Reverse Stock Split, it ceases to be a reporting company under the Exchange Act.

          Stockholders who would otherwise hold less than one full share of New Common Stock after the Reverse Stock Split may remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date to hold at least 500 shares of Old Common Stock on the Effective Date.

The Special Committee, the Board of Directors and both the Major Stockholders believe that structuring the Reverse Stock Split to provide stockholders the opportunity to remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date is fairer to stockholders than structuring the reverse stock split as a one-for-10,000 (or higher) split to ensure that the Reverse Stock Split would achieve the Company's objective of terminating its obligations under the Exchange Act. See "Special Factors--Fairness of the Reverse Stock Split."


FAIRNESS OF CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.


          The Special Committee, the Board of Directors and the Major Stockholders believe that the payment of cash in the amount of $1.50 per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to unaffiliated stockholders who do not hold a whole number of shares of New Common Stock after the Reverse Stock Split, is financially and procedurally fair to such persons because such persons will be able to liquidate such shares easily and at a fair price which is at or above recent prevailing market prices of the Company's common stock. Depending upon a particular stockholder's tax basis in his shares of common stock, such stockholder may obtain a tax benefit by recognizing a loss for federal income tax purposes. See "Special Factors-- Certain Federal Income Tax Consequences." In addition, by having shares of Old Common Stock exchanged for cash by the Company, an unaffiliated stockholder will be able to liquidate his investment, or fraction thereof, in the Company without incurring brokerage costs which, in the case of a holder of a small quantity of Old Common Stock, could materially reduce or eliminate the actual net proceeds of sale to the stockholder.


FAIRNESS TO THE COMPANY AND CONTINUING STOCKHOLDERS.


          The Special Committee, the Board of Directors and the Major Stockholders also believe that the Reverse Stock Split is financially and procedurally fair to the Company and to unaffiliated stockholders who remain as stockholders of the Company following the consummation of the Reverse Stock Split because, as described above, they believed that the price to be paid to stockholders who receive cash in lieu of shares of New Common Stock is fair in light of all the circumstances and that the Company will realize cost savings if, as a result of the Reverse Stock Split, it ceases to be a reporting company under the Exchange Act.


STOCKHOLDERS' OPTION.

          Stockholders who would otherwise hold less than one full share of New Common Stock after the Reverse Stock Split may remain as stockholders of the Company by purchasing additional shares of Old Common Stock on the open market prior to the Effective Date to hold at least 500 shares of Old Common Stock on the Effective Date. The Board of Directors believes that structuring the Reverse Stock Split to provide stockholders the option to remain as stockholders of the Company is fairer to stockholders than structuring the reverse stock split as a one-for-10,000 (or higher) split to ensure that the reverse stock split would achieve the Company's objective of terminating its obligations under the Exchange Act.

FACTORS CONSIDERED IN FAIRNESS DETERMINATION.


          The Board of Directors, the Special Committee and the Major Stockholders considered many factors in reaching their determinations that the Reverse Stock Split is fair to the Company and (i) unaffiliated stockholders who retain their interest in the Company and (ii) unaffiliated stockholders who do not retain their interest in the Company. The Board of Directors, the Special Committee and the Major Stockholders considered each director's knowledge of, and familiarity with, the Company's businesses and assets, its financial condition, operating results, cash flows, liabilities and prospects, as well as general economic, industry, and market conditions. The Special Committee, the Board of Directors and the Major Stockholders also considered the following factors:

The recent and historical trading ranges of the Company's common stock on the over-the-counter market;

Net book value per share;

The going concern value of the Company;

The liquidation value of the Company;

The analysis of the Advisor for the May Purchase Agreement;

The affiliation of the Major Stockholders to the Company;

The opportunity that the Reverse Stock Split would afford stockholders of less than 500 shares of Old Common Stock to liquidate their investments in the Company while avoiding brokerage costs and possibly realizing a tax loss benefit from the transaction;

The opportunity that the Reverse Stock Split would afford stockholders of less than 500 shares of Old Common Stock wishing to remain as stockholders of the Company to remain as stockholders of the Company by purchasing additional shares of Common Stock for a relatively small investment;

The future cost-savings that the Company and its continuing stockholders will enjoy if, as a result of the Reverse Stock Split, the Company ceases to be a reporting company under the Exchange Act; and

Each director's familiarity with the process and issues involved in pricing the common stock in connection with other corporate transactions, including determining the offering price in the Rights Offering and determining the conversion price per share of convertible debt and exercise price of warrants issued to the Major Stockholders in financing transactions.

          Given the wide variety of factors considered in reaching their conclusion as to fairness (including those described below), the Board of Directors, the Special Committee and the Major Stockholders did not deem it practicable to assign precise relative weights to the factors considered, and all factors were considered as a totality except that, with respect to determining financial fairness, information regarding the current and historical market prices for the common stock and the analysis of the Advisor for the May Purchase Agreement and additional conversations with the Advisor were given greater weight than net book value per share, going concern value and liquidation value. The analysis of the Advisor for the May Purchase Agreement, additional conversations with the Advisor and such information regarding the current and historical prices for the common stock were given equal weight by the Board of Directors, the Special Committee and the Major Stockholders in making their financial fairness determination particularly in view of the lower valuations derived from the other methods of valuation considered. The Board of Directors, the Special Committee and the Major Stockholders believed that the great disparity between a valuation based on prevailing market prices or the discounted future value valuation presented by the Advisor and net book, liquidation or going concern value would have rendered the payment of a premium unfair to unaffiliated stockholders who would remain as stockholders of the Company after the Reverse Stock Split. The Board of Directors, the Special Committee and the Major Stockholders also believed that the Advisor's discounted present value of the Company based on its assumption that the Company would attain an estimated gross fair value of $25,000,000 in three years supported their determinations. In making their financial fairness determinations, the Board of Directors, the Special Committee and the Major Stockholders believed that recent prevailing market prices of a share of the Company's Common Stock in light of lower or substantially lower negative net book, liquidation and going concern values per share, supported the determination of the financial fairness of the payment of cash in the amount of $1.50 per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to unaffiliated stockholders who do not hold a whole number of shares of New Common Stock after the Reverse Stock Split. The financial and procedural fairness determinations of the Board of Directors, the Special Committee and the Major Stockholders were not affected by the fact that the exercise price of the New Warrants remained at $1.75 per share.

          In making their procedural fairness determinations, the Board of Directors, the Special Committee and the Major Stockholders believed that structuring the Reverse Stock Split to allow the stockholders of less than 500 shares of Old Common Stock wishing to remain as stockholders of the Company to remain as stockholders of the Company by purchasing additional shares of Common Stock for a relatively small investment supported their determination of the procedural fairness of the Reverse Stock Split. The fact that the Reverse Stock Split is not structured so that approval of at least a majority of unaffiliated holders of common stock did not affect their procedural fairness determinations because the Board of Directors, the Special Committee and the Major Stockholders believed that structuring the Reverse Stock Split to allow the stockholders of less than 500 shares of Old Common Stock wishing to remain as stockholders of the Company to remain as stockholders of the Company by purchasing additional shares of Common Stock for a relatively small investment was a procedurally fair alternative. The Reverse Stock Split is not structured so that approval of at least a majority of unaffiliated stockholders is required. The fact that the Major Stockholders would retain their interests in the Company did not affect the financial or procedural fairness determinations of the Board of Directors, the Special Committee or the Major Stockholders.

          In making their procedural and financial fairness determinations, the Board of Directors, the Special Committee and the Board of Directors considered their familiarity with the process and the issues involved in establishing (i) the conversion prices per share of common stock issuable upon conversion of the Notes issued to the Major Stockholders in 1992 and 1993, (ii) the exercise price of the Prior Warrants issued to the Major Stockholders in November, 1995 in connection with the provision of a $4,000,000 line of credit and (iii) the exercise price of the New Warrants issued to the Major Stockholders in May, 1996, all at conversion or exercise prices at or above the then current market prices of the Company's common stock. In connection with establishing the conversion price of the Notes and the exercise price of the Prior Warrants, the Special Committee retained independent counsel to advise it with respect to legal and fiduciary issues. In addition, the Special Committee retained the Advisor to advise it with respect to the exercise price of the Prior Warrants and the New Warrants. This familiarity with similar pricing events made the Special Committee, the Board of Directors and the Major Stockholders feel comfortable in making their procedural and financial fairness determinations without the additional expenses to the Company of (i) hiring independent counsel to the Special Committee and an unaffiliated representative to represent the interests of the unaffiliated stockholders and (ii) retaining the Advisor to render a formal fairness opinion.

          The Board of Directors, the Special Committee and the Major Stockholders considered the following information regarding the current and historical market prices for the common stock, net book value per share, going concern value and liquidation value in making their financial fairness determinations:

Current and Historical Market Prices for the Common Stock.  The Company's common
---------------------------------------------------------
stock is not currently listed on any stock exchange or quoted in the National Association of Securities Dealers Automated Quotation (NASDAQ) system and is traded on the over-the-counter market. The Company has never paid any dividends on its common stock and is precluded from doing so until it has repaid all of its indebtedness to the Major Stockholders under the May Purchase Agreement, the November Purchase Agreement and the Notes. The following table sets forth information about the range of prices of the Company's common stock on the NASDAQ National Market System, the NASDAQ Small Cap Market and the over-the-counter market for the last two calendar years through August 16, 1996 for the quarters ended March 31, June 30, September 30 and December 31:


                                   First        Second       Third       Fourth
                                  Quarter      Quarter      Quarter     Quarter
                                 ----------   ----------   ----------   --------

1996
  Common Stock price range:
     High                         $   3 1/4    $   2 1/4    $   1 1/2
     Low                          $   1 1/2    $   1 1/2    $   1

 1995
  Common Stock price range:
     High                         $   3 1/8    $   3 1/2    $   3 1/2    $  3 1/4
     Low                          $   2 1/4    $   2 1/2    $   2 1/2    $  1 31/32

1994
  Common Stock price range:
     High                         $   3 1/2    $   3 1/4    $   2 3/4    $  4 1/4
     Low                          $   1 11/16  $   2 1/2    $   2 1/2    $  2 1/4



Net Book Value.  As of June 30, 1996, the Company had a negative net value
--------------
book per share of common stock was approximately $(2.11). The audit report of the Company's independent public accountants, KPMG Peat Marwick LLP, with respect to the Company's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1995 contained an unqualified opinion with an explanatory paragraph addressing the uncertainty about the Company's ability to continue as a going concern for a reasonable period of time. The Company's financial statements have been prepared on the assumption that the Company will continue as a going concern; that it will realize its assets and liquidate its liabilities in the normal course of business. In fiscal 1995 and through June 30, 1996, the Company suffered losses of $11,739,000 and $3,307,000, respectively, and expects to require additional cash to fund its operations, the Company's independent public accountants have stated that there is substantial doubt as to the Company's ability to continue as a going concern.

          Given this substantial doubt and the negative book value of the Company, the Board of Directors, the Special Committee and the Major Stockholders do not believe that book value, which is computed on the assumption that the Company will continue as a going concern, provides a reliable measure of the fair value of the common stock. Accordingly, the Board of Directors, the Special Committee and the Major Stockholders did not assign any material weight to this factor in determining the financial fairness of the Reverse Stock Split.


Going-Concern Value. The Board of Directors, the Special Committee and the Major
-------------------
Stockholders do not believe that going concern value provides a reliable measure of the fair value of the common stock. The Board of Directors, the Special Committee and the Major Stockholders believe that it is impossible to quantify a "going concern value" under circumstances where negative net worth and limited cash availability raise questions as to the Company's ability to continue as a "going concern". The Board of Directors, the Special Committee and the Major Stockholders believe that if such a value could be determined, it would be substantially less than $1.50 per share. Accordingly, the Board of Directors, the Special Committee and the Major Stockholders did not assign any material weight to this factor in determining the financial fairness of the Reverse Stock Split.

Liquidation Value.  The Company has no current plans to effect any liquidation
-----------------
of the Company or its assets other than (i) the possible sale of the Company's French real estate and (ii) the possible sale or disposition of DIFA. See "Special Factors--Conduct of the Company's Business after the Reverse Stock Split--Possible Extraordinary Transactions." The Company's primary asset consists of the business of Cabot. The Board of Directors, the Special Committee and the Major Stockholders believe that it is impossible to quantify the liquidation value of the Company since the expenses of continuing the Company during its liquidation would significantly diminish the amounts that would be realized through liquidation. Nonetheless, on the assumption that the remaining assets are sold at a valuation equal to one times sales (Cabot's cosmetics business was recently sold for approximately .5 times annual sales plus related inventory), the Company would realize gross proceeds of approximately $17,500,000 less approximately $7,500,000 of negative net worth. The repayment to the Major Stockholders of $8,948,098 of indebtedness would leave an estimated liquidation value of approximately $1,000,000 or approximately $0.27 per share. The Board of Directors, the Special Committee and the Major Stockholders believe that the Company would not be able to realize the full value of all of its assets through liquidation, because it is unlikely that any buyer would purchase Cabot except at a substantial discount, and that to realize the full value of Cabot it would be necessary to continue to grow the business. In Mr. Montgomery's experience, buyers approaching companies in Cabot's financial condition expect, and generally receive, prices significantly under what they would receive with a strong balance sheet and income statement. Cabot's cosmetics business is a good example of this tendency; with approximately $3,750,000 of annual sales, the Company received $2,500,000 for the business and related inventory. Accordingly, the Board of Directors, the Special Committee and the Major Stockholders did not assign any material weight to this factor in determining the financial fairness of the Reverse Stock Split.


ASSISTANCE OF VAN KASPER & COMPANY.


          The Company did not receive any written report, opinion, or appraisal from any outside party that is materially related to the Reverse Stock Split. The Special Committee retained the Advisor to analyze the effect of the May Purchase Agreement on the Company, the Company's unaffiliated stockholders and the Major Stockholders and provide an analysis with respect to the determination of the exercise price of the New Warrants. The Advisor is a full service West Coast regional investment banking firm, which provides a full range of investment banking services, including public and private financings and other corporate financial services, which include merger and acquisition advisory services and fairness opinions. The Advisor's research department covers a variety of industries, including health care. The Advisor has experience in providing financial structuring analysis and advice on corporate transactions of this nature. The Advisor had previously provided analysis to the Special Committee with respect to other transactions between the Company and the Major Stockholders and was selected on the basis of its familiarity with, and knowledge of, the Company and its businesses. The Advisor will be paid a fee of $10,000 in connection with its analysis of the May Purchase Agreement. The amount of such fee was determined by the Advisor. In connection with its prior engagements with the Company in the past two years, the Advisor received $10,000.

          In telephone conversations with the Special Committee on May 21 and 22, 1996 and at the meetings of the Special Committee and the Board of Directors on May 24, 1996, the Advisor discussed certain aspects of a reverse stock split transaction; namely: (i) the Advisor's analysis and review of the recent trading history of the Company's common stock, (ii) other reverse stock split transactions, prevailing prices and prices paid for fractional shares in such transactions, (iii) alternatives to the one-for-500 reverse stock split, (iv) brokerage transaction costs and (v) the relatively minor incremental investment needed by stockholders of the Company who wish to remain as stockholders of the Company to purchase additional shares of Old Common Stock so that they can own at least 500 shares of Old Common Stock prior to the Reverse Stock Split. The Advisor was not asked to render and did not render a verbal or written report or opinion as to the fairness of the Reverse Stock Split from a financial point of view to the stockholders of the Company and did not provide the Board of Directors or the Special Committee with any formal oral or written presentation with respect to the Reverse Stock Split. The Advisor did not present the Board of Directors or the Special Committee with specific information with respect to companies involved in other reverse stock split transactions or the premiums, if any, paid in such transactions. The Company received no report, opinion or appraisal from the Advisor with respect to the Reverse Stock Split and none is available for inspection by the Company's stockholders or their representatives.

          In preparing its analysis for the May Purchase Agreement, the Advisor assumed that the Company would liquidate all of its assets which are not related to its Cabot and skin care business and that the resultant business would attain an estimated gross fair value of $25,000,000 in three years. The Advisor did not disclose the basis of such assumptions but the Company believes that the Advisor assumed that the Company would work to maximize its future value by focusing on its core Cabot business and by liquidating unrelated assets to build such business. The Advisor believed that the discounted present value of such a valuation and the uncertainties inherent in the Company's ability to develop its Cabot skin care business, supported the $1.75 exercise price of the New Warrants. The Advisor noted that the $1.75 payment for fractional shares matched this negotiated warrant price and also represented a 17% premium over the then prevailing closing prices for the common stock since February 1996. Additionally, the Advisor determined that the transactional costs associated with selling less than 500 shares of the common stock through a typical brokerage transaction would be significant as measured against the net proceeds, while the Reverse Stock Split would provide holders of less than 500 shares of common stock with a sale free of transaction costs. The Board of Directors and the Special Committee had considered $1.75 as the payment for fractional shares and the exercise price for the New Warrants and finally determined such price after receiving the Advisor's analysis for the May Purchase Agreement. The Special Committee determined the exercise price for the New Warrants which price was approved by the Board of Directors at the May 24, 1996 meeting.

          In early August 1996, after continued losses from operations and worsening cash flow and a decline in the prevailing market price for the Company's common stock on the over the counter market, Mr. Montgomery telephoned the representative of the Advisor to share views on pricing particularly as it related to fairness to unaffiliated stockholders who would remain stockholders of the Company after the Reverse Stock Split. The representative of the Advisor acknowledged the changed circumstances reflected in the then current bid and ask prices of $1.00 and $1.50 per share, respectively, of the Company's Common Stock in the over the counter market and suggested that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split could be reduced to $1.50 per share thus approximating the average price at which trades in the Company's shares had taken place during 1996. Mr. Montgomery then asked the chairman of the Special Committee, Mr. Gilleran, to discuss pricing with the Advisor. Mr. Gilleran had a telephone conversation with the representative of the Advisor and recommended to the Board of Directors, on behalf of the Special Committee that the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split be reduced to $1.50 per share.

          At its August 15, 1996 meeting, the Board of Directors reconsidered the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split in light of continued losses from operations and declines in the prevailing market prices of the Company's common Stock in the over the counter market. A representative of the Advisor was available to answer questions with respect to the amount of the cash payment per share of Old Common Stock in lieu of the issuance of fractional shares of New Common Stock to persons who would hold fractional shares of New Common Stock after the Reverse Stock Split and recent and historical trading data about the Company's common stock. The Advisor noted that during 1996 through August 14, the weighted average (weighted by weekly trading volume) of the weekly closing prices for the Company's common stock was $1.52. The payment for fractional shares approximates this weighted average and represented a significant 50% premium over the prevailing closing prices for the Common Stock since mid-July 1996. Additionally, the Advisor determined that the transactional costs associated with selling less than 500 shares of the Common Stock through a typical brokerage transaction would be significant as measured against the net proceeds, while the Reverse Stock Split would provide holders of less than 500 shares of Common Stock with a sale free of transaction costs.

          The Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders of the Company for the purposes of negotiating the terms of the Reverse Stock Split or to retain the Advisor to render a report or opinion concerning the fairness of the Reverse Stock Split. The primary factors considered by the Special Committee in determining not to retain the services of such an unaffiliated representative or the Advisor to render a report or opinion were (i) its belief that the cost of such services would be excessive relative to the size of the transaction and the potential benefits to the Company and its stockholders and was not justified in light of its discussions with the Advisor and (ii) its experience with prior transactions involving a valuation of the Company's securities. Although the Special Committee retained independent counsel to advise it with respect to determining (i) the conversion prices per share of common stock issuable upon conversion of convertible notes issued to the Major Stockholders in 1992 and 1993 and (ii) the exercise price of the Prior Warrants issued to the Major Stockholders pursuant to the November Purchase Agreement, all at conversion or exercise prices at or above the then current prevailing market prices of the Company's common stock, the Special Committee believed that its familiarity with the legal and other considerations in determining the conversion price in these prior transactions coupled with the expense of hiring special counsel did not warrant the hiring of special counsel to advise it with respect to the Reverse Stock Split.

ABSENCE OF FIRM OFFERS FOR ALTERNATIVE TRANSACTIONS.

          Since January 1, 1994, the Company has not received any firm offers made by any unaffiliated persons for the merger or consolidation of the Company with or into such person or of such person with the Company or for the sale or other transfer of all or any substantial portion of the Company's assets.

          Each of the Major Stockholders has held approximately 30% of the Company's outstanding common stock since 1993, giving them the ability to exercise voting control of the Company. In addition, each of the Major Stockholders has held $1,474,049 principal amount of Notes convertible into 728,370 shares of common stock since 1993. The Company entered into the November Purchase

Agreement and the May Purchase Agreement with the Major Stockholders pursuant to which the Company received lines of credit of $4,000,000 and $2,000,000. In consideration for the provision of each of the lines of credit and for advances made by the Major Stockholders under such lines of credit, the Company has issued warrants to purchase 1,571,714 shares of common stock to each of the Major Stockholders. Amounts drawn down under the November Purchase Agreement and May Purchase Agreement are due on December 31, 2000 and bear interest at the rate of 12% per annum. The Company entered into the November Purchase Agreement and May Purchase Agreement to acquire capital to repay existing accounts payable and for working capital purposes.

          If the Major Stockholders agree to lend, and the Company borrows, the additional $1,000,000 authorized for borrowing from the Major Stockholders on the same terms as the May Purchase Agreement, the Company would issue additional warrants to purchase 285,857 shares of common stock to each of the Major Stockholders. The outstanding principal of the Notes held by the Major Stockholders is convertible into shares of the Company's common stock at $2.00 and $2 1/16 per share. The Prior Warrants and the New Warrants are exercisable at $1.75 per share. If the Major Stockholders were to convert such Notes and exercise the Warrants, each would own more than 41% of the outstanding capital stock of the Company. Because the Major Stockholders already own a majority of the Company's outstanding common stock and can already effect the approval of most corporate transactions under the Delaware General Corporation Law and the Company's Certificate of Incorporation by written consent, the acquisition of any of such securities would not enable the Major Stockholders to exercise more control of the Company than they may currently exercise.
          The Company is aware that during the spring of 1996, the Major Stockholders discussed the possibility of effecting a merger of the Company with and into a corporation to be created and controlled by the Major Stockholders as a possible means of effecting a transaction to become a non-reporting company and eliminating the costs related to the Company's status as a public reporting company. Under the scenario discussed by the Major Stockholders, all of the Company's other stockholders would have received a cash payment in exchange for their shares of the Company's common stock. Following the March 18, 1996 meeting of the Board of Directors, the Major Stockholders discussed with the other directors the possibility that they might consider effecting such a transaction and were encouraged by the other directors to explore this possibility further. The Major Stockholders retained independent counsel to assist in such explorations but concluded that such a transaction was too costly and not the most efficient means of eliminating the costs related to the Company's status as a public reporting company. The Company did not receive any firm proposal from the Major Stockholders.

POTENTIAL CONFLICTS OF INTEREST.


          This Information Statement and the accompanying materials have been filed with the SEC by the Company and Theodore H. Kruttschnitt and Parker G. Montgomery, both of whom are citizens of the United States. During the past five years, neither Mr. Kruttschnitt nor Mr. Montgomery was convicted in a criminal proceeding or was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

          Mr. Kruttschnitt founded California Innkeepers (an owner/operator of hotels) in 1970 and serves as its Chairman of the Board. He also serves as a director of Hanover Direct, Inc. (a merchandiser of specialty products through catalog sales) and various private companies. Mr. Kruttschnitt has a business address at 1350 Bayshore Highway, Burlingame, California 94010.

          Mr. Montgomery has been Chairman of the Board and President of the Company since 1988. Mr. Montgomery has a business address at 16160 Caputo Drive, Morgan Hill, California 95037.

          The directors of the Company are Parker G. Montgomery, the Company's President and Chairman of the Board of Directors, Theodore H. Kruttschnitt, James Gilleran and Jackson Schultz. The Reverse Stock Split has been approved by all of the non-employee directors. None of the Directors has made an individual recommendation with respect to the Reverse Stock Split. Each of the Major Stockholders owns or controls approximately 30% of the outstanding shares of common stock, giving them effective voting control of the Company. Each Director, including the Major Stockholders, has advised the Company that he intends to retain all such whole shares of New Common Stock after the Reverse Stock Split. In addition each of the Major Stockholders has the right to acquire an additional 2,300,084 shares of the Company's common stock upon the conversion of the Notes and upon the exercise of the Warrants. If they were to convert the Notes and exercise the Warrants, Mr. Kruttschnitt and Mr. Montgomery would then own 3,389,233 shares (41.18%) and 3,389,232 shares (41.18%), respectively, of the Company's outstanding common stock. Based on the assumption that the Company will make cash payments with respect to 257,142 shares of Old Common Stock in connection with the Reverse Stock Split, the percentage ownership interest in the issued and outstanding shares of New Common Stock of each of the Major Stockholders will increase by approximately 8% from 30% to 32.3%. On a fully diluted basis, the percentage ownership interest in New Common Stock of each of the Major Stockholders would increase by approximately 3% from 41.18% to 42.51%. If the Major Stockholders were to agree to lend, and the the Company were to borrow, the additional $1,000,000 authorized for borrowing from the Major Stockholders on the same terms as under the May Purchase Agreement and, after the foregoing conversions and exercises, the Major Stockholders were to exercise the resulting additional warrants, Mr. Kruttschnitt and Mr. Montgomery would then own 3,675,090 shares (41.76%) and 3,675,089 shares (41.76%), respectively, of the Company's outstanding common stock. After the Reverse Stock Split the conversion and exercise ratios of the Notes and Warrants, respectively, will be appropriately adjusted to reflect the Reverse Stock Split.

          The Major Stockholders have loaned the Company an aggregate of $8,948,098 pursuant to the May Purchase Agreement, the November Purchase Agreement and the Notes, which indebtedness is secured by a pledge of all of the issued and outstanding capital stock of Cabot.

          As discussed above, the Major Stockholders considered the possibility of effecting a merger of the Company with and into a corporation to be created and controlled by the Major Stockholders as a possible means of effecting a transaction to become a non-reporting company and eliminating the costs related to the Company's status as a public reporting company. Under the scenario discussed by the Major Stockholders, all of the Company's other stockholders would have received a cash payment in exchange for their shares of the Company's common stock. While the Major Stockholders have indicated that they are no longer contemplating such a transaction, the Major Stockholders have voting control of the Company and, therefore, could effect such a transaction in the future. If the Major Stockholders were to effect such a merger transaction, dissenting stockholders would have dissenter's rights under the current Delaware General Corporation Law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


          THE COMPANY HAS NOT SOUGHT, AND DOES NOT INTEND TO SEEK A RULING FROM THE INTERNAL REVENUE SERVICE OR AN OPINION OF COUNSEL AS TO ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES THAT THE COMPANY BELIEVES WOULD RESULT TO STOCKHOLDERS WHO ARE RESIDENTS OF THE UNITED STATES AS A CONSEQUENCE OF THE REVERSE STOCK SPLIT. THIS DISCUSSION IS BASED ON CURRENT LAW AS OF THE DATE OF THIS INFORMATION STATEMENT AND DOES NOT TAKE INTO ACCOUNT ANY SPECIAL RULES THAT MAY AFFECT THE TREATMENT OF PARTICULAR STOCKHOLDERS, SUCH AS DEALERS IN SECURITIES, TAX-EXEMPT ENTITIES, NON-RESIDENT ALIENS OR FOREIGN CORPORATIONS. THIS DISCUSSION IS INCLUDED WITHOUT REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SPECIFIC STOCKHOLDER. EACH STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES IN HIS OWN CIRCUMSTANCES, AND WITH RESPECT TO THE EFFECTS OF APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS AS TO WHICH NO INFORMATION IS PROVIDED HERE.

TAX CONSEQUENCES TO THE COMPANY.


          The Reverse Stock Split qualifies for federal income tax purposes as a tax-free reorganization of the Company pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Company will not experience any material tax consequences as a result of the Reverse Stock Split.


TAX CONSEQUENCES TO STOCKHOLDERS.

          The following discussion assumes each stockholder holds his shares of Old Common Stock as a capital asset.

Exchange of Old Common Stock for New Common Stock.  A stockholder who exchanges
-------------------------------------------------
all of his Old Common Stock solely for New Common Stock will not recognize any gain or loss on the exchange. The aggregate tax basis of the New Common Stock received will be equal to the aggregate tax basis of the Old Common Stock exchanged, and the holding period of the New Common Stock received will include the holding period of the Old Common Stock exchanged.

Exchange of Old Common Stock for Cash.  A stockholder who exchanges all of his
-------------------------------------
Old Common Stock (or shares of Old Common Stock exchanged in lieu of fractional shares of New Common Stock as a result of the Reverse Stock Split) for cash will, assuming he is not treated as owning any other New Common Stock immediately after the Reverse Stock Split, recognize capital gain or loss equal to the difference between the basis of the Old Common Stock surrendered and the cash received. Such capital gain or loss will be long-term capital gain or loss if the stockholder's holding period for his Old Common Stock exceeds one year, and otherwise will be short-term capital gain or loss.

Backup Withholding.  Each stockholder who receives cash in lieu of fractional
------------------
shares of New Common Stock will be required to provide the Company with a correct Taxpayer Identification Number on the Form W-9 or substitute Form W-9 included with the Letter of Transmittal and to certify that he is not subject to backup withholding. FAILURE TO PROVIDE THE INFORMATION AND CERTIFICATION ON THE FORM W-9 (OR SUBSTITUTE FORM W-9) MAY SUBJECT THE STOCKHOLDER TO 31% FEDERAL INCOME TAX BACKUP WITHHOLDING WITH RESPECT TO ANY CASH PAYMENT FOR THE STOCKHOLDER'S SHARES OF NEW COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information with respect to beneficial ownership of shares of Old Common Stock as of June 30, 1996 by (i) each person or group who is known by the Company to own beneficially more than 5% of the issued and outstanding shares of common stock as of that date, (ii) each director and each executive officer of the Company, and (iii) all directors and executive officers of the Company, as a group. Except as otherwise indicated below, to the best of the Company's knowledge each person listed below has sole voting and investment power with respect to his shares of common stock, except to the extent that such power may be with his or her spouse under applicable law.

                                            Shares Beneficially Owned
                                            -------------------------
Name                                   Number         Percent of Class
-----------------------------------   ---------   -------------------------
Theodore H. Kruttschnitt              3,389,233                   41.18%/1/
1350 Bayshore Highway, Suite 850
Burlingame, California 94010

Parker G. Montgomery                  3,389,232                 41.18%/(1)/
16160 Caputo Drive

_______________________
     /1/Includes 728,370 shares of the Company's common stock issuable upon the conversion of an aggregate of $1,474,049 principal amount of Notes, 1,000,000 shares of common stock issuable upon the exercise of the Prior Warrants and 571,714 shares of common stock issuable upon exercise of the New Warrants.

Morgan Hill, California 95037

Michael J. Braden                         - 0 -                       - 0 -
16160 Caputo Drive
Morgan Hill, California 95037

James E. Gilleran                      5,000/1/                       /(2)/
16160 Caputo Drive
Morgan Hill, California 95037

Jackson L. Schultz                        5,000                       /(2)/
16160 Caputo Drive
Morgan Hill, California 95037
                                      ---------                    --------
All directors and executive           6,788,405                    82.4%/3/
officers, as a group (5 persons)
                                      =========                    ========

                             FINANCIAL INFORMATION

The financial information required herein is hereby incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, copies of which are enclosed herewith.


            OTHER INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Pursuant to the Exchange Act, the Company files with the SEC periodic reports and other documents relating to its business, financial condition, and other matters. In connection with the Reverse Stock Split, the Company has filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3. The Schedule 13e-3, including exhibits, and other filings made by the Company as described above, may be inspected without charge, and copies may be obtained at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Schedule 13e-3 is also available for inspection and copying during normal business hours at the principal executive offices of the Company at 16160 Caputo Drive, Morgan Hill, California 95037.

______________________
    /2/ Less than 1%.
    /3/ Includes 1,456,740 shares of the Company's common stock issuable upon the conversion of an aggregate of $2,948,098 principal amount of Notes, 2,000,000 shares of common stock issuable upon the exercise of the Prior Warrants and 1,143,428 shares of common stock issuable upon exercise of the New Warrants.